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                                  EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-5935, 33-19342, 33-38749, 33-39421, 33-60957, 333-67545, 333-34128 and
333-61720 on Form S-8 and in Registration Statement Nos. 333-87477, 333-32432, 333-55770 and 333-85398 on Form S-3 of our reports dated May 17, 2002(May 22, 2002 as to the second paragraph of Note 4), included in this Annual Report on Form 10-K of Good Guys, Inc. for the fiscal year ended February 28, 2002.

/s/  DELOITTE & TOUCHE LLP

San Francisco, California
May 23, 2002